As filed with the Securities and Exchange Commission on August 18, 2020
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

UNIQUE FABRICATING, INC.
(Exact name of registrant as specified in its Charter)

Delaware	800 Standard Parkway Auburn Hills, MI 48326 (248) 853-2333	46-1846791
(State or other jurisdiction of incorporation or organization)	(Address of principal executive offices)	(IRS Employer Identification No.)

2014 Omnibus Performance Award Plan
(Full title of the plan)

Brian P. Loftus
Chief Financial Officer
Unique Fabricating, Inc.
800 Standard Parkway
Auburn Hills, MI 48326
(248) 853-2333
(Address including zip code, and telephone number, including area code, of agent for service)

with copies to:

Ira A. Rosenberg Sills Cummis & Gross, P.C. One Riverfront Plaza Newark, NJ 07102 (973) 643-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (5)
Common Stock, par value $0.001 per share, issuable pursuant to 2014 Omnibus Performance Award Plan	250,000 (3)	$3.29 (4)	$822,500 (4)	$106.76

(1)This Registration Statement on Form S-8 relates to the 2014 Omnibus Performance Award Plan (the “2014 Plan”) of Unique Fabricating, Inc. (the “Registrant” or the “Company”). An aggregate of 700,000 shares of the Registrant’s common stock, par value $.001 per share (“Common Stock”), have been or may be issued under the 2014 Plan. Registered by this Registration Statement are an additional 250,000 shares reserved for future issuance under the 2014 Plan.
(2)Pursuant to Rule 416 of the Securities Act, this Registration Statement covers such indeterminate number of additional shares of the Registrant’s Common Stock that may become issuable by reason of any future stock splits, stock dividends or similar adjustment of the Registrant’s Common Stock.
(3)Represents shares of Common Stock reserved for issuance pursuant to future awards under the 2014 Plan, less the 450,000 shares of Common Stock issuable under the 2014 Plan previously registered under the Securities Act.
(4)Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act. The Proposed Maximum Offering Price Per Share is the average of the high and low prices of our Common Stock as reported on the NYSE American on August 17, 2020.
(5)The registration fee has been calculated and is being paid in accordance with Rules 457(c) and (h) under the Securities Act.

INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION STATEMENT ON FORM S-8

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same plan is effective. The Registrant previously registered shares of its common stock for issuance under the 2013 Stock Incentive Plan and the 2014 Omnibus Performance Award Plan under a Registration Statement on Form S-8 filed with the Securities and Exchange Commission on August 6, 2015 (File No. 333-206140) and registered additional shares of its common stock for issuance under the 2014 Plan under a Registration Statement on Form S-8 filed with the Securities and Exchange Commission on June 23, 2016 (File No. 333-212193)(the "2016 Registration Statement"). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the 2016 Registration Statement referenced above.

Item 8. Exhibits

The Exhibits listed below are filed as part hereof, or incorporated by reference into, this Registration Statement.

Exhibit No.	Description
4.1*	Amended and Restated Certificate of Incorporation
4.2**	Amended and Restated Bylaws
4.3#	Unique Fabricating, Inc. 2014 Omnibus Performance Award Plan
4.4##	Unique Fabricating, Inc. Amendment No. 1 to 2014 Omnibus Performance Award Plan
4.5+	Unique Fabricating, Inc. Amendment No. 2 to 2014 Omnibus Performance Award Plan
5.1+	Opinion of Sills Cummis & Gross P.C.
23.1+	Consent of Deloitte & Touche, LLP
24.1+	Power of Attorney (included on the signature page of this Registration Statement)
* Filed as Exhibit 3.2 to Form S-1/A File No. 333-200072, dated June 29, 2015
** Filed as Exhibit 3.4 to Form S-1/A File No. 333-200072, dated June 29, 2015
# Filed as Exhibit 10.22 to Form S-1/A File No. 333-200072, dated June 29, 2015
## Filed as Exhibit 4.5 to Form S-8 File No. 333-212193, dated June 23, 2016
+ Filed herewith

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Auburn Hills, State of Michigan, on August 18, 2020.

UNIQUE FABRICATING, INC.

Date: August 18, 2020	By:	/s/ Brian P. Loftus
Brian P. Loftus
Chief Financial Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of Byrd Douglas Cain, III and Brian P. Loftus, such undersigned’s true and lawful attorney-in-fact and agent, with full power to act separately and with full power of substitution and re-substitution for the undersigned in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, or in connection with the registration of the shares of common stock under the Securities Act of 1933, as amended, with the Securities and Exchange Commission, granting unto each of such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in connection therewith, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that each of such attorneys-in-fact and agents or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ Byrd Douglas Cain, III	By:	/s/ Brian P. Loftus
	Name: Byrd Douglas Cain, III		Name: Brian P. Loftus
	Title: President and Chief Executive Officer (Principal Executive Officer)		Title: Chief Financial Officer (Principal Financial and Accounting Officer)
Dated:	August 18, 2020	Dated:	August 18, 2020

By:	/s/ Richard L. Baum	By:	/s/ Susan C. Benedict
	Name: Richard L Baum		Name: Susan C. Benedict
	Title: Chairman of the Board		Title: Director
Dated:	August 18, 2020	Dated:	August 18, 2020

By:	/s/ William Cooke	By:	/s/ Patrick W. Cavanagh
	Name: William Cooke		Name: Patrick W. Cavanagh
	Title: Director		Title: Director
Dated:	August 18, 2020	Dated:	August 18, 2020

By:	/s/ Paul Frascoia	By:	/s/ James Illikman
	Name: Paul Frascoia		Name: James Illikman
	Title: Director		Title: Director
Dated:	August 18, 2020	Dated:	August 18, 2020

By:	/s/ Mary Kim Korth
Name: Mary Kim Korth
Title: Director
Dated:	August 18, 2020